Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made effective the 31st day of December, 2009 by and between, Prevention Insurance.com, a Nevada corporation (the “Company”) and Paragon Capital LP, a Delaware limited partnership (“Paragon”).

RECITAL

WHEREAS, Paragon is willing to advance the Company seventy five thousand dollars ($75,000) for corporate purposes, and the Company is willing to issue warrants exercisable into shares of common stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recital and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

1. Issuance of Warrants Paragon hereby agrees to advance to the Company $75,000 (the “Advance”) for the purpose of paying administrative expenses including making required filings with the SEC and paying other legal expenses.  The Company will execute a warrant agreement (the “Warrant”) which is attached.

2.            Authorization

(a)           Corporate Action  All corporate action on the part of the Company necessary for the sale of the warrants and warrant shares upon exercise of the Warrant and the performance of the Company's actions hereunder will be taken by the Company at the appropriate time prior to exercise. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b)           Valid Issuance  Upon an exercise, the warrant shares, when transferred in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company.  This transaction is deemed to be an arms length transaction.

(c)           No Preemptive Rights Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the transfer of the warrant shares upon an exercise, or any future issuance of securities by the Company.

3.           All notices, requests and instructions hereunder shall be in writing and delivered to each party as may from time to time be designated by a party hereto.

4.           In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition or provision or agreement contained herein, which shall remain in full force and effect.

5.           This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof.  This Agreement has been entered into after full investigation.

6.           This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed within the State of New York without giving the effect to the conflict of law principals thereof.

7.           No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

Please sign below to acknowledge the acceptance of the terms of this Agreement.

PARAGON CAPITAL LP	PREVENTION INSURANCE.COM

By:__/s/ Alan Donenfeld_________________________	By: /s/ Alan Donenfeld______
ALAN DONENFELD
Managing Member of Paragon Capital Advisors LLC,
General Partner of Paragon Capital LP

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